Exhibit 10.3


                      ASSIGNMENT OF OIL AND GAS INTERESTS,
                           BILL OF SALE AND AGREEMENT

KNOW ALL MEN BY THESE PRESENTS:

         THAT Hegco, Inc., a Texas corporation, of 1408 Fretz, Unit 4, Edmond, Oklahoma 73013, hereinafter referred to as "Assignor", for good and valuable consideration, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, convey, transfer, assign and deliver unto Freedom Oil and Gas, Inc., a Nevada Corporation, of 57 West South Temple, Suite 300, Salt Lake City, Utah 84101, ("Freedom") and Hewitt Energy Group, Inc., a Nevada corporation, of 57 West South Temple, Suite 420, Salt Lake City, Utah 84101 ("HEG" and collectively hereinafter referred to with Freedom as "Assignee"), any and all right, title and interest, it now owns, has owned, or hereafter acquires in and to the oil, gas and saltwater disposal wells and the oil, gas and mineral leasehold estates as tile same are more particularly described on Exhibit "A" attached hereto and made a part hereof, together with all production, contracts, agreements, orders of state and federal bodies, appurtanenances, declarations, benefits, privileges, burdens, rights, equipment, machinery, fixtures, materials and property, real or personal, tangible or intangible, whether attributable or relating thereto, or located thereon (all of which wells, equipment, leaseholds, rights and appurtenances are herein referred to as the "Subject Property"), together with the right of ingress and egress at all times for the purpose of mining, drilling, exploring, operating and developing said lands for oil, gas and other minerals and storing, handling, transporting end marketing the same therefrom, with the right to remove from said land all of Assignor's property and improvements.

         SUBJECT HOWEVER, to any and all validly existing overriding royalty interest, carried working interest, production payment, and any other payments or agreements appearing of record in the office of the County Clerk of Faulkner County, Arkansas affecting distribution or ownership of production existing as of the Effective Time.

         This Assignment is made effective as of 7:00 a.m., central time on September 9, 2002, (the "Effective Time").

         TO HAVE AND TO HOLD the above described Subject Property, together with all and singular the rights, privileges, and appurtenances thereunto or in any wise belonging, to Assignee, its successors, and assigns forever, so that neither Assignor, nor any person claiming by, through or under Assignor or in its name and behalf, shall or will hereafter claim or demand any right, title or interest to the Subject Property or any part thereof, but thereof, but they and everyone of them shall by these presents be excluded and forever barred.

         This assignment is made without warranty of title, either express or implied. To the extent the Subject Properties assigned hereby include interest in personal property and fixtures, including without limitation the Wayne L. Edgmon 1A well located 1650' FNL and 1650' FEL Section 6-7N-12W, Faulkner County Arkansas, this Assignment is also specifically made without warranty as to merchantability, quality or fitness for a particular purpose, and all interests in personal property and fixtures assigned herein are assigned on a "where is" and "as is" basis.

         Assignee agrees to protect, defend, indemnify, and hold Assignor, its employees, agents, successors and assigns, free and harmless from and against any and all costs, expenses, claims, demands and causes of action of every kind and character arising out of, incident to, or in connection with the Subject Property from and after the Effective Time. Assignor agrees to protect, defend, indemnify and hold Assignee, its employees, agents, successors and assigns, free and harmless from and against any and all costs, expenses, claims, demands and causes of action of every kind and character arising out of, incident to, or in connection with the Subject Property prior to the Effective Time.

WITNESS my hand this 13 day of September, 2002.




                          Hegco, Inc.


/s/ Marie Maitland        By:   /s/J. Stephen Allan
--------------------         ---------------------------------------------------
Witness                      J. Stephen Allan, of Richter, Allan & Taylor, Inc.
                             Court appointed Receiver and Manager of Hegco, Inc.

                             AFFIDAVIT OF EXECUTION

CANADA                 )        I, Marie Maitland, of the City of Calgary, in
                       )        the Province of Alberta, make oath and say:
Province of Alberta    )
                       )
TO WIT:                )

1. THAT I was personally present and did see J. Stephens Allan, who is personally known to me, duly sign and execute the Assignment of Oil and gas Interests, Bill of Sale and Agreement, to which this is attached.

2. THAT the said J. Stephens Allan, who executed the Assignment of Oil and Gas Interests, Bill of Sale and Agreement, holds the position of President with Richter, Allan & Taylor, Inc. and has the authority to execute the said Assignment of Oil and Gas Interests, Bill of Sale and Agreement on its behalf.

3. THAT I know the said J. Stephens Allan and that he is in my belief of the full age of 18 years.

SWORN BEFORE ME at the City      )
of Calgary, in the Province of   )
Alberta, this 13th day of        )
September, 2002.                 )
                                 )         /s/ Marie Maitland
                                           ---------------------------
/s/ Linda Huber                  )         Marie Maitland
---------------------------------
A Commissioner for Oaths in      )
and for the Province of Alberta  )

[COMMISSIONER OF OATHS SEAL]

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

                                    EXHIBIT A
                                       to
                      ASSIGNMENT OF OIL AND GAS INTERESTS,
                           BILL OF SALE AND AGREEMENT
                                      from
                        HEGCO, INC., a Texas corporation
                                       to
                 FREEDOM OIL & GAS. INC., a Nevada corporation
                                      and
           HEWITT ENERGY GROUP, LLC, a Utah limited liability company

            Dated Effective as of September 9. 2002 at 7:00 am. CDT



         The interests of Hegco, Inc., as Assignor, in the Subject Properties, including without limitation the oil and gas leases described in this Exhibit A, are granted to and will be held by Freedom Oil & Gas, Inc. and Hewitt Energy Group, LLC as Assignees as follows:


Freedom Oil & Gas, Inc.         75% undivided working interest


Hewitt Energy Group, LLC        25% undivided working interest



Provided, however, that the interest of Assignees in the first two wells reentered, recompleted or drilled on the Subject Properties after the Effective Date for the production of oil, gas or associated liquid or gaseous hydrocarbons (not including any well drilled or used for salt water disposal), are granted to and will be held by Assignees as follows:

Freedom Oil & Gas, Inc.         90% undivided working interest


Hewitt Energy Group, LLC        10% undivided, carried working interest


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